UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2005

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon		97008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2005, the Company received a subsequent notice of a Nasdaq Staff Determination indicating that the Company is not in compliance with Nasdaq’s listing requirements pertaining to timely submission of a completed Form 10-K because the Form 10-K as filed does not yet include the Company’s report on assessment of effectiveness of internal control over financial reporting and the related attestation report of its independent registered public accounting firm.  The Company had previously announced its intention to file the management assessment report and auditor attestation by means of an amendment to its Form 10-K.

The Company intends to respond to the Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) seeking continued relief from the listing requirements pending completion of the Company’s assessment of the effectiveness of internal control over financial reporting and the related attestation report of its independent registered public accounting firm.  There can be no assurance that the Nasdaq Panel will grant the Company’s request for continued listing.

Pending the outcome of these further proceedings with Nasdaq, the Company’s securities remain subject to a determination regarding continued listing on The Nasdaq National Market by the Nasdaq Panel, and the fifth character “E” has been appended to the Company’s trading symbol.

The Company issued a press release on April 22, 2005 with respect to the status of the Nasdaq delisting proceeding.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated April 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: April 22, 2005	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated April 22, 2005.